Exhibit 10.32

FORMS OF DIRECTOR STOCK OPTION AND RESTRICTED STOCK AGREEMENTS

The PNC Financial Services Group, Inc.

1997 Long-Term Incentive Award Plan

******

200     Non-Employee Director

Nonstatutory Stock Option Agreement

Optionee:	<Name>

Grant Date:	April , 200

Option Price:	$ per share

Covered Shares:	<Shares>

Terms defined in The PNC Financial Services Group, Inc. 1997 Long-Term Incentive Award Plan as amended (“Plan”) of The PNC Financial Services Group, Inc. are used in this non-employee director nonstatutory stock option agreement (“Agreement”) as defined in the Plan unless otherwise defined in the Agreement or an Annex thereto. In the Agreement and Annexes, “PNC” means The PNC Financial Services Group, Inc. and “Corporation” means PNC and its Subsidiaries. For certain definitions, see Annex A attached hereto and incorporated herein by reference.

Headings used in the Agreement and in the Annexes hereto are provided for reference and convenience only, are not considered part of the Agreement and Annexes, and will not be employed in the construction of the Agreement and Annexes.

1. Grant of Option. Pursuant to the Plan and subject to the terms of the Plan and the Agreement, PNC, as authorized by the Nominating and Governance Committee of the PNC Board of Directors (“Committee”), hereby grants Optionee an Option to purchase from PNC that number of shares of PNC common stock specified above as the “Covered Shares,” exercisable at the Option Price.

2. Terms of the Option.

2.1 Type of Option. The Option is intended to be a Nonstatutory Stock Option without Rights.

2.2 Option Period. Once the Option has become exercisable as provided in Section 2.3 (“vested”), it may be exercised in whole or in part as to any of the Covered Shares to which it relates and as to which the Option is outstanding at any time and from time to time through the tenth (10th) anniversary of the Grant Date.

2.3 Vesting; Termination of Unvested Option. To the extent that the Option is otherwise outstanding, the Option will become exercisable (“vest”) with respect to all Covered Shares on the first to occur of the following: (a) the first (1st) anniversary of the Grant Date; (b) Optionee’s death; (c) Optionee’s disability; or (d) the day immediately preceding the date a Change in Control occurs or, if earlier, the date of a CIC Triggering Event; provided, however, that if Optionee’s service as a director of PNC terminates prior to the first to occur of the events specified in subsections (a), (b), (c) and (d) above for any reason other than a Board policy which requires Optionee’s retirement or resignation from service as a director of PNC or Optionee’s voluntary decision not to stand for election or re-election upon the completion of Optionee’s term of office beginning on the Grant Date, then the Option will not vest and will terminate as of the date on which Optionee last serves as a director of PNC.

2.4 Nontransferability; Designation of Beneficiary. The Option is not transferable or assignable by Optionee other than by transfer to a properly designated beneficiary in the event of death, or by will or the laws of descent and distribution.

During Optionee’s lifetime, the Option is exercisable only by Optionee or, in the event of Optionee’s legal incapacity, by Optionee’s legal representative.

During Optionee’s lifetime, Optionee may file with PNC, at such address and in such manner as PNC may from time to time direct, on a form to be provided by PNC on request, a designation of a beneficiary or beneficiaries (a “properly designated beneficiary”) to hold and exercise Optionee’s stock options, to the extent outstanding and exercisable, in accordance with their respective stock option agreements and the Plan in the event of Optionee’s death. In the absence of a properly designated beneficiary, the Option will be held and may be exercised by the person or persons entitled to do so under Optionee’s will or under the applicable laws of descent and distribution.

3. Capital Adjustments. The number and class of Covered Shares as to which the Option is outstanding and has not yet been exercised and the Option Price will be subject to such adjustment, if any, as the Committee in its sole discretion deems appropriate to reflect corporate transactions including, without limitation, stock dividends, stock splits, spin-offs, split-offs, recapitalizations, mergers, consolidations or reorganizations of or by PNC (each, a “Corporate Transaction”), including without limitation cancellation of the Option immediately prior to the effective time of the Corporate Transaction and payment, in cash, in consideration therefor, of an amount equal to the product of (a) the excess, if any, of the per share value of the consideration payable to a PNC common shareholder in connection with such Corporate Transaction over the Option Price and (b) the total number of Covered Shares subject to the Option that were outstanding and unexercised immediately prior to the effective time of the Corporate Transaction.

All determinations hereunder will be made by the Committee in its sole discretion and will be final, binding and conclusive for all purposes on all parties, including without limitation the holder of the Option.

No fractional shares will be issued on exercise of the Option. PNC will determine the manner in which any fractional shares will be treated.

4. Option Exercise.

4.1 Notice and Effective Date. The Option may be exercised, in whole or in part, by delivering to PNC written notice of such exercise in such form as PNC may from time to time prescribe, accompanied by full payment of the Option Price with respect to that portion of the Option being exercised.

In addition, notwithstanding Sections 4.2 and 4.3, Optionee may elect to complete his or her Option exercise through a brokerage service/margin account pursuant to the broker-assisted cashless option exercise procedure under Regulation T of the Board of Governors of the Federal Reserve System and in such manner as may be permitted by PNC from time to time consistent with said Regulation T.

The effective date of such exercise will be the Exercise Date. Until PNC notifies Optionee to the contrary, the form attached to the Agreement as Annex B will be used to exercise the Option.

In the event that the Option is exercised, pursuant to Section 2.4, by any person or persons other than Optionee, such notice of exercise must be accompanied by appropriate proof, satisfactory to PNC, of the derivative right of such person or persons to exercise the Option.

4.2 Payment of Option Price. Upon exercise of the Option, in whole or in part, Optionee may pay the aggregate Option Price (a) in cash, (b) using whole shares of PNC common stock (either by physical delivery to PNC of certificates for the shares or through PNC’s share attestation procedure) having an aggregate Fair Market Value on the Exercise Date not exceeding that portion of the aggregate Option Price being paid using such shares, or (c) through a combination of cash and shares of PNC common stock; provided, however, that shares of PNC common stock used to pay all or any portion of the aggregate Option Price may not subject to any contractual restriction, pledge or other encumbrance and must be shares that have been owned by Optionee for at least six (6) months prior to the Exercise Date and, in the case of restricted stock, for which it has been at least six (6) months since the restrictions lapsed, or, in either case, for such other period as may be specified or permitted by PNC.

4.3 Payment of Taxes. If and to the extent required by applicable law or regulation, Optionee must arrange with PNC for the payment of any federal, state or local income or other tax applicable to any delivery of stock or any payment hereunder before PNC will be required to issue such shares or to make such payment.

4.4 Effect. The exercise, in whole or in part, of the Option will cause a reduction in the number of unexercised Covered Shares as to which the Option is outstanding equal to the number of shares of PNC common stock with respect to which the Option is exercised.

5. Plan; Restrictions. In all respects, the Agreement and the Option granted herein and the exercise of the Option are subject to the terms and conditions of the Plan, which has been made available to Optionee and is incorporated by reference herein and made a part hereof; provided, however, that the terms of the Plan will not be considered an enlargement of any benefits under the Agreement. Accordingly, the rights of Optionee under the Agreement and the shares of PNC common stock that Optionee may purchase hereunder are or may be subject to certain restrictions as set forth in the Plan. Further, the Option and the Agreement are subject to any interpretation of, and any rules and regulations issued by or under the authority of, the Committee, whether made or issued before or after the Grant Date.

6. No Shareholder Rights Prior to Exercise of Option. Optionee will have no rights as a shareholder with respect to the shares of stock subject to the Option until the Exercise Date, and then only with respect to those shares of PNC common stock issued upon such exercise of the Option.

7. Termination of the Plan; No Right to Future Grants. By entering into the Agreement, Optionee acknowledges that: (a) the Plan is discretionary in nature and may be amended, suspended or terminated at any time in the manner provided in the Plan; (b) the grant of the Option is a compensatory benefit which does not create any contractual or other right to receive future grants of options or benefits in lieu of options; and (c) all determinations with respect to future grants, if any, including but not limited to the times when options are granted, the number of shares subject to each option, the option price, and the time or times when each option will be exercisable, will be at the sole discretion of the Committee, subject to the terms of the Plan.

8. Restrictions on Exercise and on Shares Issued on Exercise. Notwithstanding any other provision of the Agreement, the Option may not be exercised at any time that PNC does not have in effect a registration statement under the Securities Act of 1933 as amended relating to the offer of shares of PNC common stock under the Plan unless PNC agrees to permit such exercise.

Upon the issuance of any shares of PNC common stock pursuant to exercise of the Option at a time when such registration statement is not in effect, Optionee will, upon the request of PNC, agree in writing that Optionee is acquiring such shares for investment only and not with a view to resale and that Optionee will not sell, pledge, or otherwise dispose of such shares unless and until (a) PNC is furnished with an opinion of counsel to the effect that registration of such shares pursuant to the Securities Act of 1933 as amended is not required by that Act or by rules and regulations promulgated thereunder, (b) the staff of the SEC has issued a no-action letter with respect to such disposition, or (c) such registration or notification as is, in the opinion of counsel for PNC, required for the lawful disposition of such shares has been filed and has become effective; provided, however, that PNC is not obligated hereby to file any such registration or notification. PNC may place a legend embodying such restrictions on the certificate(s) evidencing such shares.

9. Retention. Neither the granting of the Option evidenced by the Agreement nor any term or provision of the Agreement will interfere with or limit in any way the removal of Optionee from the Board as permitted by law, the PNC Articles of Incorporation or By-Laws, or Board policy, nor confer on Optionee any right to continue in the service of PNC or any Subsidiary for any period.

10. Applicable Law. Notwithstanding anything in the Agreement, PNC will not be required to comply with any term, covenant or condition of the Agreement if and to the extent prohibited by law, including but not limited to federal banking and securities regulations, or as otherwise directed by one or more regulatory agencies having jurisdiction over PNC or any of its subsidiaries. The Agreement is governed by and construed under the laws of the Commonwealth of Pennsylvania, without regard to its conflict of laws rules.

11. Effective Date. Upon execution and delivery of the Agreement by both PNC and Optionee, the Option and the Agreement are effective as of the Grant Date.

IN WITNESS WHEREOF, PNC has caused the Agreement to be signed on its behalf effective as of the Grant Date.

THE PNC FINANCIAL SERVICES GROUP, INC.

By:
Chairman and Chief Executive Officer

ATTEST:

By:
Corporate Secretary

Accepted and agreed to as of the Grant Date.

Optionee

Annex A - Certain Definitions

Annex B - Notice of Exercise

ANNEX A

THE PNC FINANCIAL SERVICES GROUP, INC.

1997 LONG-TERM INCENTIVE AWARD PLAN

200     Non-Employee Director

Nonstatutory Stock Option Agreement

Except where the context otherwise indicates, the following definitions apply to the Non-Employee Director Nonstatutory Stock Option Agreement dated April     , 200     (“Agreement”) to which this Annex A is attached.

A.1 “Board” means the Board of Directors of PNC.

A.2 “Change in Control” means a change of control of PNC of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not PNC is then subject to such reporting requirement; provided, however, that without limitation, a Change in Control will be deemed to have occurred if:

(a) any Person, excluding employee benefit plans of the Corporation, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions thereto), directly or indirectly, of securities of PNC representing twenty percent (20%) or more of the combined voting power of PNC’s then outstanding securities; provided, however, that such an acquisition of beneficial ownership representing between twenty percent (20%) and forty percent (40%), inclusive, of such voting power will not be considered a Change in Control if the Board approves such acquisition either prior to or immediately after its occurrence;

(b) PNC consummates a merger, consolidation, share exchange, division or other reorganization or transaction of PNC (a “Fundamental Transaction”) with any other corporation, other than a Fundamental Transaction that results in the voting securities of PNC outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty percent (60%) of the combined voting power immediately after such Fundamental Transaction of (i) PNC’s outstanding securities, (ii) the surviving entity’s outstanding securities, or (iii) in the case of a division, the outstanding securities of each entity resulting from the division;

(c) the shareholders of PNC approve a plan of complete liquidation or winding-up of PNC or an agreement for the sale or disposition (in one transaction or a series of transactions) of all or substantially all of PNC’s assets;

(d) as a result of a proxy contest, individuals who prior to the conclusion thereof constituted the Board (including for this purpose any new director whose election or nomination for election by PNC’s shareholders in connection with such proxy contest was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who were directors prior to such proxy contest) cease to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied);

(e) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by PNC’s shareholders was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied); or

(f) the Board determines that a Change in Control has occurred.

Notwithstanding anything to the contrary herein, a divestiture or spin-off of a subsidiary or division of PNC or any of its Subsidiaries will not by itself constitute a Change in Control.

A.3 “CIC Triggering Event” means the occurrence of either of the following:

(a) the Board or PNC’s shareholders approve a transaction described in Subsection (b) of the definition of Change in Control contained in Section A.2; or

(b) the commencement of a proxy contest in which any Person seeks to replace or remove a majority of the members of the Board.

A.4 “Corporation” means PNC and its Subsidiaries.

A.5 “Exchange Act” means the Securities Exchange Act of 1934 as amended and the rules and regulations promulgated thereunder.

A.6 “Exercise Date” means the date on which PNC receives written notice, in such form as PNC may from time to time prescribe, of the exercise, in whole or in part, of the Option pursuant to the terms of the Agreement, subject to full payment of the aggregate Option Price and, if and to the extent required by applicable law or regulation, of any related taxes as provided in Sections 4.2 and 4.3 of the Agreement.

A.7 “Fair Market Value” of a share means the amount equal to the fair market value of a share as determined pursuant to a reasonable method adopted by PNC in good faith for such purpose.

A.8 “Grant Date” means the date set forth as the Date of Grant on page 1 of the Agreement.

A.9 “Option” means the Nonstatutory Stock Option granted to Optionee in Section 1 of the Agreement pursuant to which Optionee may purchase shares of PNC common stock as provided in the Agreement.

A.10 “Option Price” means the dollar amount per share of PNC common stock set forth as the Option Price on page 1 of the Agreement.

A.11 “Optionee” means the person identified as Optionee on page 1 of the Agreement.

A.12 “Person” has the meaning given in Section 3(a)(9) of the Exchange Act and also includes any syndicate or group deemed to be a person under Section 13(d)(3) of the Exchange Act.

A.13 “PNC” means The PNC Financial Services Group, Inc.

A.14 “Right(s)” means stock appreciation right(s) in accordance with the terms of Article 7 of the Plan.

A.15 “SEC” means the U.S. Securities and Exchange Commission.

Directors Restricted Shares Grant and Issuance

Continued Director Service Goals

Restricted Period: One year (50%); Two years (50%)

THE PNC FINANCIAL SERVICES GROUP, INC.

1997 LONG-TERM INCENTIVE AWARD PLAN

Non-Employee Director Restricted Stock Agreement

GRANTEE:	<Name>

DATE OF GRANT:	April , 200

SHARES:	<Shares>

Terms defined in the 1997 Long-Term Incentive Award Plan, as amended (“Plan”), of The PNC Financial Services Group, Inc. (“Corporation” or “PNC”) are used in this Restricted Stock Agreement (“Agreement”) as defined in the Plan unless otherwise defined in the Agreement. For certain definitions, see Annex A attached hereto and incorporated herein by reference. Headings used in the Agreement and in the Annex hereto are for convenience only and are not part of the Agreement and Annex.

1. Grant of Restricted Shares. Pursuant to Article 12 of the Plan and subject to the terms and conditions of the Agreement, the Corporation, as authorized by the Committee on Corporate Governance of the Corporation’s Board of Directors (“Committee”), hereby grants to Grantee an Incentive Share Award (as defined in the Plan) of the number of shares of PNC Common Stock set forth above, and will cause the issuance of said shares to Grantee subject to the terms and conditions of the Agreement. The shares issued to Grantee as an Incentive Share Award are subject to the terms and conditions of the Agreement and the Plan, as provided in Section 11 below, and are hereafter referred to as the “Restricted Shares.”

2. Terms of Grant. The Grant will be subject to the following terms and conditions.

2.1 Restricted Shares will be subject to a Restricted Period as provided in Section A.10 of Annex A. Restricted Shares will be deposited with the Corporation or its designee during the term of the applicable Restricted Period, unless released and reissued sooner as provided in Section 2.2 below, and any certificates representing such Restricted Shares will contain the following legend:

“This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in The PNC Financial Services Group, Inc. 1997 Long-Term Incentive Award Plan, as amended, and an Agreement entered into between the registered owner and The PNC Financial Services Group, Inc. (“PNC”). Release from such terms and conditions will be made only in accordance with the provisions of such Plan and such Agreement, a copy of each of which is on file in the office of the Corporate Secretary of PNC.”

If a book-entry system is used with respect to Restricted Shares, appropriate notation of such forfeiture possibility and transfer restrictions will be made on the system with respect to the account or accounts to which the Restricted Shares are credited.

Restricted Shares deposited with the Corporation or its designee during the term of the Restricted Period that become Awarded Shares will be released and reissued to Grantee as soon as administratively practicable following the end of the Restricted Period applicable to such Restricted Shares pursuant to Section 6 below.

2.2 Notwithstanding anything in the Agreement to the contrary, the Performance Goals will be deemed to have been achieved and the Restricted Period with respect to Unvested Shares will terminate on: (a) the day immediately preceding the date of a Change in Control, or, if earlier, the date of a CIC Triggering Event; or (b) the date of Grantee’s death, whichever first occurs. The Restricted Shares which thereby become Awarded Shares will be released and reissued to Grantee, or Grantee’s legal representative, as soon as administratively practicable following such date pursuant to Section 6 below.

3. Rights as Shareholder. Except as provided in Section 4 below, Grantee will have all the rights and privileges of a shareholder with respect to the Restricted Shares including, but not limited to, the right to vote the Restricted Shares and the right to receive dividends thereon, if and when declared by the Corporation’s Board of Directors. With respect to Unvested Shares, all such rights and privileges will cease immediately upon any forfeiture of such Unvested Shares.

4. Prohibitions Against Sale, Assignment, etc. Unvested Shares may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered, other than by will or the laws of descent and distribution, unless and until the applicable Restricted Period terminates and the Awarded Shares are released by the Corporation pursuant to Section 6 below.

5. Forfeiture. Awarded Shares are not subject to forfeiture. Unvested Shares will be subject to forfeiture as follows.

5.1 Except as set forth in Section 2.2 or in Section 5.2 or 5.3 below, all Unvested Shares will be forfeited by Grantee to the Corporation without payment of any consideration by the Corporation in the event that Grantee’s service as a director of the Corporation terminates prior to the termination of the Restricted Period. Neither Grantee nor any successors, heirs, assigns or legal representatives of Grantee will thereafter have any further rights or interest in such Unvested Shares or the certificates representing Unvested Shares.

5.2 In the event Grantee’s service as a director of the Corporation terminates during the Restricted Period due to (a) disability or (b) pursuant to a Board policy that requires Grantee’s retirement or resignation as a director, Unvested Shares will not be forfeited but instead will become Awarded Shares and will be released and reissued to Grantee or Grantee’s legal representative at the end of the Restricted Period pursuant to Section 6 below.

5.3 The Committee or the Board may in its discretion: (a) deem the Performance Goal to have been satisfied at the time Grantee’s service as a director of the Corporation terminates other than due to death, disability or pursuant to a Board policy that requires Grantee’s retirement or resignation as a director; and/or (b) accelerate the termination of the Restricted Period and thus the vesting of some or all of the Unvested Shares.

6. Termination of Prohibitions. Following the termination of the applicable Restricted Period, the Corporation will release and reissue the certificate representing such Awarded Shares without the legend referred to in Section 2.1 above, and will deliver such certificate to, or at the proper direction of, Grantee or Grantee’s legal representative.

7. Payment of Taxes.

7.1 To the extent required by applicable law or regulation, Grantee must arrange with the Corporation for the payment of any federal, state or local income or other tax applicable to any delivery of stock or any payment hereunder before the Corporation will be required to issue, deliver or redeliver such shares or make such payment.

7.2 Grantee may elect to satisfy any or all applicable federal or state tax liabilities incurred in connection with the release and reissuance of Awarded Shares hereunder (a) by payment of cash or, subject to such terms and conditions as PNC may from time to time establish, (b) through the retention by PNC of whole Restricted Shares, subject to the limitation set forth in the last sentence of this Section 7.2, or (c) through the surrender (including by means of an attestation procedure) of whole shares of PNC Common Stock that are not subject to any contractual restriction, pledge or other encumbrance and that have been owned by Grantee for at least six (6) months and, in the case of restricted stock, for which it has been at least six (6) months since the restrictions lapsed. Any such tax election shall be made pursuant to a form to be provided to Grantee by PNC on request. For purposes of this Section 7.2, shares of PNC Common Stock that are retained or surrendered to satisfy applicable taxes will be valued at their Fair Market Value on the date the tax withholding obligation arises or would have arisen in connection with the release and reissuance of the restricted shares to an employee. In no event will the Fair Market Value of the Restricted Shares retained pursuant to this Section 7.2 exceed the minimum amount of taxes that would have been required to be withheld in connection with the release and reissuance of the restricted shares to an employee.

8. No Assurance of Future Grants. Neither the granting of the Restricted Shares evidenced by the Agreement nor any term or provision of the Agreement or the Plan shall constitute or be evidence of any understanding, expressed or implied, on the part of the Corporation or the Committee to provide any future grants of Restricted Shares except as may be determined by the Committee, in its sole discretion, from time to time.

9. Capital Adjustments. Restricted Shares awarded hereunder will be subject to such adjustment as may be necessary to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations, or reorganizations of or by the Corporation; provided, however, that any shares received as a distributions on or in exchange for Restricted Shares will be subject to the terms and conditions of the Agreement as if they were Restricted Shares.

10. Retention. Nothing herein contained shall interfere with or limit in any way the removal of Grantee from the Board as permitted by law, the Corporation’s Articles of Incorporation or By-Laws, or Board policy, nor confer on Grantee any right to continue in the service of the Corporation or any Subsidiary.

11. Subject to the Plan and the Committee. In all respects, the Grant and the Agreement are subject to the terms and provisions of the Plan, which has been made available to Grantee and is incorporated herein by reference; provided, that the terms of the Plan shall not be considered an enlargement of any benefits under the Agreement. Further, the Grant and the Agreement are subject to any interpretation of, and any rules and regulations issued by, the Committee, whether made or issued before or after the Award Date.

IN WITNESS WHEREOF, the Corporation has caused the Agreement to be signed on its behalf as of the Award Date.

THE PNC FINANCIAL SERVICES GROUP, INC.

By:
Chief Executive Officer

ATTEST:

By:
Corporate Secretary

Accepted and agreed to as of the Date of Grant set forth above.

Grantee

Annex A - Certain Definitions

ANNEX A

TO THE PNC FINANCIAL SERVICES GROUP, INC. 1997 LONG-TERM INCENTIVE AWARD PLAN

Non-Employee Director Restricted Stock Agreement

Dated April     , 200

Except where the context otherwise indicates, the following definitions apply to the Non-Employee Director Restricted Stock Agreement (“Agreement”) to which this Annex A is attached.

A.1 “Award Date” means the Date of Grant set forth on page 1 of the Agreement.

A.2 “Awarded Shares” mean any and all Restricted Shares granted and issued to Grantee pursuant to Section 1 of the Agreement and (a) not forfeited pursuant to Section 5 of the Agreement and (b) with respect to which the Performance Goal has been achieved and the applicable Restricted Period has terminated.

A.3 “Change in Control” means a change of control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement; provided, however, that without limitation, a Change in Control shall be deemed to have occurred if:

(a) any Person, excluding employee benefit plans of the Corporation and its Subsidiaries, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions thereto), directly or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation’s then outstanding securities; provided, however, that such an acquisition of beneficial ownership representing between twenty percent (20%) and forty percent (40%), inclusive, of such voting power shall not be considered a Change in Control if the Board of Directors of the Corporation (“Board”) approves such acquisition either prior to or immediately after its occurrence;

(b) the Corporation consummates a merger, consolidation, share exchange, division or other reorganization or transaction of the Corporation (a “Fundamental Transaction”) with any other corporation, other than a Fundamental Transaction that results in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty percent (60%) of the combined voting power immediately after such Fundamental Transaction of (i) the Corporation’s outstanding securities, (ii) the surviving entity’s outstanding securities, or (iii) in the case of a division, the outstanding securities of each entity resulting from the division;

(c) the shareholders of the Corporation approve a plan of complete liquidation or winding-up of the Corporation or an agreement for the sale or disposition (in one transaction or a series of transactions) of all or substantially all of the Corporation’s assets;

(d) as a result of a proxy contest, individuals who prior to the conclusion thereof constituted the Board (including for this purpose any new director whose election or nomination for election by the Corporation’s shareholders in connection with such proxy contest was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors prior to such proxy contest) cease to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied);

(e) during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Corporation’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied); or

(f) the Board determines that a Change in Control has occurred.

Notwithstanding anything to the contrary herein, a divestiture or spin-off of a subsidiary or division of the Corporation shall not by itself constitute a Change in Control.

A.4 “CIC Triggering Event” means the occurrence of either of the following:

(a) the Board or the Corporation’s shareholders approve a transaction described in Subsection (b) of the definition of Change in Control contained in Section A.3 hereof; or

(b) the commencement of a proxy contest in which any Person seeks to replace or remove a majority of the members of the Board.

A.5 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

A.6 “Grant” means the total number of Restricted Shares granted and issued to Grantee pursuant to Section 1 of the Agreement.

A.7 “One-Year Continued Board Service Performance Goal” means, subject to Section 2.2 and Sections 5.2 and 5.3 of the Agreement, that Grantee has served continuously as a director of the Corporation for the period from the Award Date through (and including) the earlier of the day immediately preceding: (a) the date of the 200     annual meeting of the Corporation’s shareholders; (b) the date Grantee ceases to serve as a director of the Corporation due to disability or pursuant to a Board policy that requires Grantee’s retirement or resignation as a director; and (c) the date of Grantee’s death.

A.8 “Performance Goal” means either of the One-Year Continued Board Service Performance Goal or the Two-Year Continued Board Service Performance Goal.

A.9 “Person” has the meaning given in Section 3(a)(9) of the Exchange Act and also includes any syndicate or group deemed to be a person under Section 13(d)(3) of the Exchange Act.

A.10 “Restricted Period” means, subject to early termination pursuant to Section 2.2, Section 5.2 or Section 5.3 of the Agreement: (a) with respect to fifty percent (50%) of the Restricted Shares, the period that begins on the Award Date and ends on the day immediately preceding the date of the 200     annual meeting of the Corporation’s shareholders; and (b) with respect to the remaining fifty percent (50%) of the Restricted Shares, the period that begins on the Award Date and ends on the day immediately preceding the date of the 200     annual meeting of the Corporation’s shareholders.

A.11 “Two-Year Continued Board Service Performance Goal” means, subject to Section 2.2 and Sections 5.2 and 5.3 of the Agreement, that Grantee has served continuously as a director of the Corporation for the period from the Award Date through (and including) the earlier of the day immediately preceding: (a) the date of the 200     annual meeting of the Corporation’s shareholders; (b) the date Grantee ceases to serve as a director of the Corporation due to disability or pursuant to a Board policy that requires Grantee’s retirement or resignation as a director; and (c) the date of Grantee’s death.

A.12 “Unvested Shares” means any Restricted Shares that are not Awarded Shares.